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                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Price Communications Wireless, Inc.
  (formerly Palmer Wireless, Inc.):

We consent to incorporation by reference in this registration statement on Form S-3 of Price Communications Corporation of our report dated January 30, 1997, relating to the consolidated balance sheet of Palmer Wireless, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statement of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the December 31, 1997 annual report on Form 10-K of Price Communications Corporation and to the reference to our firm under the heading "Experts" in the Form S-3.

                                          /s/ KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                          KPMG Peat Marwick LLP

Des Moines, Iowa
July 31, 1998